EXHIBIT 99.4
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2001
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
TAX DEFERRED SAVINGS PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.
The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.
The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.
The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.
The Consent of Independent Accountants is attached hereto as Exhibit C.

Caterpillar Inc.
Tax Deferred Savings Plan
Financial Statements and Supplemental Schedule
December 31, 2001 and 2000

Report of Independent Accountants

To the Participants, Investment Plan Committee
and Benefits Funds Committee of the
Caterpillar Inc. Tax Deferred Savings Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Tax Deferred Savings Plan (the Plan) at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2001 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Peoria, Illinois
May 21, 2002

EXHIBIT A
CATERPILLAR INC. TAX DEFERRED SAVINGS PLAN STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS DECEMBER 31, 2001 AND 2000 (Dollars in 000's)

	2001	2000

Investments:
Interest in the Caterpillar Inc. 401(k) Master Trust	$265,289	$272,045
Other investments	2,447	3,000

Net assets available for benefits	$267,736	$275,045

The accompanying notes are an integral part of the financial statements

EXHIBIT B
CATERPILLAR INC. TAX DEFERRED SAVINGS PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 2001 AND 2000 (Dollars in 000's)

	2001	2000

Participant contributions	$16,431	$18,448
Employer contributions	546	334

Total contributions	16,977	18,782

Investment loss:
Net depreciation in fair value of registered investment companies	(916)	(396)
Plan interest in net investment loss of Master Trust	(11,648)	(5,446)

Net investment loss	(12,564)	(5,842)

Withdrawals	(12,016)	(16,694)
Transfers from other plans, net	294	10,358

Withdrawals and transfers, net	(11,722)	(6,336)

(Decrease) increase in net assets available for benefits	(7,309)	6,604
Net assets available for benefits:
Beginning of year	275,045	268,441

End of year	$267,736	$275,045

The accompanying notes are an integral part of the financial statements

CATERPILLAR INC.
TAX DEFERRED SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Caterpillar Inc. Tax Deferred Savings Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the participating employers) which adopt the Plan to accumulate funds.

Participation
Employees of the participating employers under collective bargaining agreements to which the Plan is extended who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee filing an application with the Company. Participating eligible employees (the participants) elect to defer a portion of their compensation until retirement.

Participant accounts
Accounts are separately maintained for each participant. The participant's account is credited with the participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Loan provisions
The Plan provides for participant loans against eligible participants' account balances. Eligible participants obtain loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions
Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the participating employers. For 2001 and 2000, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,500 in 2001 and 2000) for participants earning in excess of $85,000 in 2001 and $80,000 in 2000 or (b) $10,500 in 2001 and 2000 for participants earning less than $85,000 in 2001 and $80,000 in 2000.

Certain employee groups also receive a Company matching contribution ranging 100% of the first 2% and 50% in excess of 2% up to 8% of the participants' eligible compensation.

Investment programs
Participants may elect to have their contributions invested in any combination of the following thirteen investment fund options at December 31, 2001:
Caterpillar Stock Fund Preferred Stable Principal Fund Preferred Short-Term Government Fund Preferred Money Market Fund Preferred Value Fund Preferred International Fund Preferred Growth Fund	Preferred Asset Allocation Fund Preferred Fixed Income Fund Preferred Small Cap Fund Northern Trust Russell 3000 Preferred Mid Cap Growth Fund Preferred International Growth Fund

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and distribution provisions
Participants are immediately fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balance in participants' accounts are distributable.

Participants also vest immediately in the Company's matching contributions and the earnings thereon.

Administration
The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for nonfinancial matters, and the Benefits Funds Committee of Caterpillar Inc. which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination
Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the Plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

Federal income tax status
The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

Risks and uncertainties
The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

Reclassifications
Certain 2000 amounts have been reclassified to conform with the 2001 presentation. These reclassifications have no impact on net assets as previously presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of accounting
The Plan's accounts are maintained on the accrual basis of accounting.

Investments
The fair value of the Plan's investment in the 401(k) Master Trust (Note 3) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income (loss) less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Administrative expenses
Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals
Withdrawals are recorded when paid.

Transfers
Transfers from other plans generally represent account balance transfers for participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust. In addition, during 2000, the Caterpillar Agricultural Products Inc. Shop Employees Retirement Plan and Caterpillar Agricultural Products Inc. Office Employees Retirement Plan merged into the Plan with participant account balances of $10,305,000 transferred into the Plan.

Use of estimates in the preparation of financial statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

NOTE 3 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Master Trust.

The Master Trust invests mainly in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of the Company. The investment options available to the participants are summarized in Note 1.

CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 2001 and 2000 fair values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 2001 and 2000, the Plan's pro rata interest in the quoted fair values of net assets of the Master Trust was 15.52% and 15.27%, respectively.

Investment valuation
The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common and collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocating investment income less actual withdrawals. Participant loans are valued at estimated fair value which consists of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the net assets and significant components of the net investment (loss) income of the Master Trust are as follows:
	December 31,

	2001	2000

	(Dollars in 000's)
Investments, at fair value:
Cash and cash equivalents	$10,154	$12,974
Common stock	395,577	433,253
Registered investment companies	1,081,924	1,134,579
Common and collective trust	175,750	138,174
Participant loans	26,309	27,553

Total investments	1,689,714	1,746,533

Dividend and interest receivable	22	964
Transfers receivable from EIP Part 1	2,341	428
Contributions receivable	6,193	6,649
Other receivable/(payable), net	143	(359)

Master Trust net assets	$1,698,413	$1,754,215

	For the year ended December 31,

	2001	2000

	(Dollars in 000's)
Investment (loss) income:
Interest	$3,590	$3,960
Dividends	11,528	12,048
Net appreciation (depreciation) in fair value of -
Common stock	44,598	29,263
Registered investment companies	(125,201)	(71,665)
Common and collective trust	7,967	7,226

Net investment loss	$(57,518)	$(19,168)

SUPPLEMENTAL SCHEDULE

CATERPILLAR INC. TAX DEFERRED SAVINGS PLAN SCHEDULE H, LINE 4I, SCHEDULE OF ASSETS HELD AT END OF YEAR DECEMBER 31, 2001

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost **	Current Value

*	Caterpillar Inc.	401(k) Master Trust		$265,289,000

	Accessor	FSD Inc. Growth; 52.79 units		1,198
	AIM	Weingarten Class B; 1,674.00 units		21,143
	Alliance	Premier Growth Class A; 503.20 units		10,225
		Technology Class B; 363.68 units		22,690
	American Century	20th Century Int'l Growth; 15,885.24 units		126,605
		20th Century Century Vista; 638.05 units		7,082
		Equity Growth; 145.03 units		2,790
		Global Natural Resources; 946.37 units		11,252
		Income & Growth; 162.46 units		4,443
		Technology; 2,646.71 units		5,690
	Ameristock	Mutual Fund; 251.44 units		10,259
	Baron	Asset; 225.64 units		10,032
		Small Cap Fund; 1,742.83 units		26,508
	Berger	Large Cap Growth Fund N/C; 185.19 units		2,031
		Small Cap Val Retail; 301.78 units		8,471
	Berkshire	Focus Fund; 278.16 units		2,590
	Black Oak	Emerging Technology Fund; 3,149.67 units		12,441
	Bridgeway	Aggressive Growth; 902.82 units		34,785
		Micro Cap Limited; 684.17 units		6,527
	Cash	Cash Balance; 0.01 units		-
	Clipper	Clipper; 131.79 units		11,008
	Credit Suisse	War Pin Japan Small Company; 4,806.59 units		8,604
		War Pincus Japan Growth N/C; 1,476.11 units		7,691
	Dresdner	RCM Biotechnology N; 418.65 units		11,471
		RCM Europe Class N; 898.98 units		7,273
		RCM Global Health Care N; 337.12 units		6,918
		RCM Global Technology Class N; 171.42 units		5,191
		RCM Global Technology Fund; 166.87 units		5,096
	Dreyfus	Appreciation Fund; 256.98 units		9,770
		Disciplined Stock Class R; 134.37 units		4,296
		Midcap Index Fund; 2,368.34 units		49,877
		Premier Ltd Term High Inc. Class A; 578.23 units		4,585
	Eaton Vance	Worldwide Health Science Class A; 924.39 units		9,549
	Federated	Aggressive Growth Class B; 51.61 units		590
	Fidelity	Disciplined Equity; 1,907.93 units		42,165
		Dividend Growth; 2,823.65 units		79,994
		Emerging Growth; 1,052.89 units		20,026
		Growth Company; 154.31 units		8,212
		Japan; 708.22 units		6,445
		Japan Small Compaines; 1,254.71 units		8,005
		Low Priced Stock; 467.51 uniits		12,819
		OTC Port; 79.92 units		2,491
		Overseas; 71.42 units		1,958
		Select NWK & Infrastructure; 259.61 units		766
		Select Wireless Portfolio; 243.97 units		1,325
		Utilities; 48.59 units		655
-13-
	Firsthand	Communications; 452.23 units		1,506
		E-Commerce; 306.41 units		1,051
		Technology Leaders; 364.98 units		6,884
		Technology Innovator; 297.71 units		4,882
		Technology Value; 1,871.81 units		77,212
	Franklin	Gold Class II; 2.36 units		22
	Gabelli	Global Telecommunications FD; 219.95 units		3,071
		Growth Shares Ben Int; 348.36 units		9,991
	Galaxy	Utility Index; 115.69 units		1,093
	Green	Century Balanced; 269.16 units		4,309
	Growth	Growth Fund of America; 330.75 units		7,842
	Invesco	Blue Chip Growth N/C; 131.54 units		342
		Dynamics N/C; 1,784.56 units		28,428
		Energy N/C; 649.70 units		11,285
		International European; 679.79 units		7,675
		Leisure N/C; 121.19 units		4,562
		Technology N/C; 92.38 units		3,009
		Telecomm #39 N/C; 259.47 units		4,312
	Investment	Investment Company of America; 328.94 units		9,385
	Janus	Enterprise; 712.17 units		22,790
		Fund; 470.61 units		11,577
		Fund 2; 1,000.00 units		7,450
		Global Life Sciences; 2,007.30 units		35,268
		Global Technology; 2,887.77 units		35,058
		Investment Balanced; 500.01 units		9,815
		Investment Growth & Income; 739.43 units		22,161
		Investment Mercury; 2,962.77 units		61,596
		Investment Overseas; 474.41 units		9,630
		Investment Twenty; 992.57 units		38,174
		Investment Worldwide; 1,743.41 units		76,431
		Olympus; 1,957.60 units		54,519
		Orion Fund; 4,766.07 units		28,501
		Strategic Value Fund; 1,235.38 units		11,440
	John Hancock	Sovern Investors Class B; 1,552.89 units		30,840
	Masters	Select Equity; 763.56 units		9,613
	Matthews	Dragon Century China; 534.70 units		5,053
	Meridian	Fund; 103.61 units		2,983
		Value Fund; 1,349.06 units		43,736
	Midas	Midas Fund; 950.93 units		903
	Millenium	Growth & Income; 401.94 units		2,516
	Montgomery	Global Communication; 25.62 units		261
		Mid Cap 20 Class R; 52.09 units		413
		Sht Duration Government Bond; 1,097.16 units		11,191
	MSIF	Trust Mid Cap Growth Port N/C; 359.85 units		6,279
	Munder	Bio Tech2 Class B; 265.39 units		1,823
		International Net Net Class A; 393.73 units		1,008
		Net Net Class A; 271.06 units		4,874
		Power Plus Class II; 109.26 units		920
	Neuberger & Berman	Focus Trust Frmly Selected Sectors TR; 91.82 units		2,323
	Nevis	Nevis Fund; 189.54 units		2,799
-14-
	Oakmark	Oakmark Fund; 57.67 units		2,034
		Oakmark Select; 485.03 units		13,212
	PBHG	Clipper Focus N/C; 216.53 units		3,289
		Growth; 101.42 units		2,065
		Select Equity; 919.98 units		22,438
		Technology & Communication; 2,392.27 units		39,209
	Pimco	Global Innovation Class B; 27.94 units		235
		Innovation Class B; 70.18 units		1,489
		Total Return Class A; 1,114.92 units		11,662
	Pin Oak	Aggressive Stock; 688.66 units		16,452
	Pioneer	High Yield Class A; 203.28 units		2,232
	Potomac	OTC Plus; 194.78 units		2,415
	Putnam	Fund for Growth & Income Cl A; 619.74 units		10,982
		International Growth Class A; 367.48 units		7,283
		OTC & Emerging Growth; 147.52 units		1,107
	Red Oak	Technology Select; 4,200.06 units		40,279
	Reynolds	Blue Chip Growth; 141.12 units		4,925
	RS	Aggressive Growth; 1,214.88 units		7,520
		Emerging Growth N/C; 214.73 units		6,874
	Rydex	Biotechnology Inv Class; 377.51 units		9,355
		Electronics Inv. Class; 1,237.75 units		19,915
		OTC Fund; 1,660.63 units		18,350
	Scudder	Growth & Income; 111.73 units		2,353
	Select	Biotechnology; 55.12 units		3,589
	Select	Computers; 73.88 units		2,810
		Develop Communications; 106.75 units		2,018
		Electronics; 342.16 units		16,858
		Energy Service; 198.64 units		5,876
		Health Care; 33.82 units		4,304
		Technology; 18.53 units		1,123
		Telecom; 83.38 units		3,020
	Selected	American Shares; 295.77 units		9,166
	SIT	Small Cap Growth; 261.91 units		6,603
	Spectra	Spectra Fund Inc.; 1,041.20 units		7,268
	SSGA	Money Market Fund; 322,829.33 units		322,829
	Stien Roe	Intermediate Bond N/C; 1,350.48 units		11,965
		Young Investor N/C; 32.01 units		683
	Strong	Blue Chip 100; 50.01 units		618
		Corporate Bond Income; 1,719.43 units		18,054
		Enterprise; 223.49 units		4,948
		Growth & Income; 161.40 units		3,273
		Large Cap Growth N/C; 6.18 units		145
		Technology 100 Fund; 999.26 units		4,806
	T Rowe Price	Blue Chip Growth Inc; 148.18 units		4,293
		Media & Telecommunications; 192.38 units		3,876
		Mid Cap Growth; 493.71 units		19,452
		Price Science & Technology; 407.01 units		8,515
	The Internet Fund	The Internet Fund; 433.18 units		9,443
	Turner	Healthcare & Biotechnology II; 931.61 units		11,282
		New Energy & Power Technology II; 828.73 units		6,970
-15-
	Ultra	OTC Pro Fund Investor's Shares; 97.03 units		3,625
		OTC Pro Fund Service Shares; 10.66 units		382
	Value Line	Asset Allocation; 1,036.40 units		17,857
	Van Kampen	Real Estate Sec Class A; 519.55 units		7,383
	Van Wagoner	Income Post Venture; 218.05 units		2,189
	Vanguard	Equity Income; 261.27 units		5,933
		Fixed Income International Term Co; 1,807.65 units		17,588
		GNMA Fixed Income Securities; 298.21 units		3,095
		Growth & Income; 583.81 units		16,463
		Growth Index; 1,045.12 units		27,602
		Index Trust S&P 500 Portfolio; 1,015.49 units		107,531
		US Growth Portfolio; 642.70 units		12,115
		Vanguard/Wellington Income; 111.37 units		3,036
	Wasatch	Growth; 366.07 units		12,666
		Hoisington Treasury; 56.08 units		670
	Weitz	Value; 712.30 units		24,425
	White Oak	Growth Stock; 466.55 units		17,934
	WM Sam	Strategic Growth Class B; 2,633.02 units		35,019

		Total registered investment companies		2,447,323

		Total Investments		$267,736,323

* Denotes party in interest.
** Cost information is not applicable for participant directed investments.

EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-8003) of Caterpillar Inc. of our report dated May 21, 2002 relating to the financial statements of the Caterpillar Inc. Tax Deferred Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Peoria, Illinois
May 24, 2002